Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, (No. 333-118771 and No. 333-114897) and Form S-3 (No. 333-110552) and in the related Prospectuses, and of our report, dated February 5, 2004, relating to the consolidated financial statements of Access National Corporation included in the Annual Report of Form 10-K for the year ended December 31, 2004.

Winchester, Virginia
March 30, 2005